Exhibit 2.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

BOTTLING HOLDINGS INVESTMENTS

LUXEMBOURG COMMANDITE S.C.A.

4.75% NOTE DUE NOVEMBER 8, 2010

R-2	€0

REGISTERED	(Principal Amount	)

GLOBAL SECURITY	CUSIP: 10138QAA4 CUSIP: ISIN: XS0329579436 Common Code: 032957943

BOTTLING HOLDINGS INVESTMENTS LUXEMBOURG COMMANDITE S.C.A., a partnership limited by shares organized in Luxembourg (the “Company”), which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of Zero Euro (€0) on November 8, 2010 (the “Maturity Date”) in such coin or currency introduced at the third stage of the European Economic Monetary Union pursuant to the treaty establishing the European Communities, as amended by the Treaty on European Union as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon, in like coin or currency, at the rate of 4.75% per annum, computed on the basis of the actual number of days in a relevant interest period divided by the actual number of days in a year, until the principal hereof is paid or duly made available for payment, annually in arrears on November 8 (each an “Interest Payment Date”) in each year commencing on November 8, 2008, to the registered holder of this Note (the “Holder”) as of the close of business on the Regular Record Date for such interest payment, which shall be the October 24 next preceding such Interest Payment Date (each a “Regular Record Date”), and on the Maturity Date shown above. If an Interest Payment Date or Maturity Date is not a Business Day as defined in the Indenture at a place of payment, the Interest Payment Date shall be postponed to the next succeeding day that is a Business Day. Interest on this Note will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid, from November 8, 2007, until the principal hereof has been paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, subject to certain exceptions provided in the Indenture (as defined below), be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest payment; provided, however, that interest payable on the Maturity Date will be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date or Maturity Date and shall be paid to the Persons, and on the notice, as is provided in the Indenture. As used herein, “Business Day” means any day, other than a Saturday or Sunday, (1) that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor is open.

Payment of the principal of and interest on this Note will be made by wire transfer in immediately available funds to an account maintained by DTC for such purpose.

The Notes will not be redeemable prior to maturity.

This Note is one of a duly authorized issue of securities (hereinafter called the “Securities”) of the Company issued and to be issued under an Indenture dated as of July 30, 2007 (the “Indenture”), among Coca-Cola Enterprises Inc., the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”), which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto and the Officers’ Certificate setting forth the form and terms of this series of Securities reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as “4.75% Notes due November 8, 2010” (the “Notes”). The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.

All payments made by the Company under or in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges imposed or levied by or on behalf of Luxembourg or the U.S. (or any political subdivision or taxing authority or agency therein or thereof having power to tax and any interest, penalties or other liabilities with respect thereto (together, “Taxes”), unless such withholding or deduction is required by applicable law (including any law or directive of the European Union) or by the interpretation or administration thereof by the relevant governmental authority. In the event that the Company is required to withhold or deduct any amount for or on account of Taxes from any payment made under or in respect of the Notes, the Company will pay such additional amounts that, after making any required deduction or withholding on such additional amounts, will result in receipt by holders of such amounts as would have been received by them had no such withholding or deduction been required from such payment (“Additional Amounts”). We will remit the full amount of any deduction or withholding to the relevant taxation authority in accordance with applicable law. Notwithstanding the foregoing, no Additional Amounts will be payable by the Company for or on account of:

(a) any Taxes that would not have been imposed, deducted or withheld but for the existence of any present or former personal or business connection between such holder or the beneficial owner of a Note, as the case may be, and Luxembourg (or any political subdivision or taxing authority thereof or therein) other than the mere receipt of such payment or the ownership or holding of such Note;

(b) any estate, inheritance, gift, sales, transfer, wealth, excise or personal property tax or any similar Taxes;

(c) any Taxes imposed as a result of the failure of a holder or beneficial owner of a Note to comply with certification, identification, declaration or similar reporting requirements concerning the nationality, residence, identity or connection with Luxembourg or the U.S. (or any political subdivision or taxing authority thereof or therein) as applicable of the holder or beneficial owner of such Note, if such compliance is required by statute, treaty, regulation or administrative pronouncement of Luxembourg (or any political subdivision or taxing authority thereof or therein) as a precondition to relief or exemption from all or part of such Taxes;

(d) any Tax that is payable otherwise than by deduction or withholding from payment of or interest on any Note;

(e) any Taxes that would not have been so imposed, deducted or withheld but for the presentation of such Note for payment on a date more than 15 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later;

(f) any Taxes that any paying agent (which term may include the Company) must withhold from any payment of principal of or interest on any Note, if such payment could be made without such withholding by any other paying agent;

(g) any Taxes required to be withheld pursuant to European Union Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments, or any law implementing or complying with, or introduced in order to conform to that directive;

(h) Withholding taxes imposed by Luxembourg on interest payments on Notes made by a Luxembourg paying agent to a Luxembourg resident individual, or imposed by Luxembourg on accrued interest received by a Luxembourg resident individual upon the sale, redemption or repurchase of Notes;

(i) any U.S. Tax imposed on interest received by a holder or beneficial owner of a Note that is a “10 percent shareholder”, as defined in Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended; or

(j) any combination of items (a) through (i) above;

nor will such Additional Amounts be paid with respect to any payment on any Note to a holder or beneficial owner who is a fiduciary or partnership or other than the sole beneficial owner of such Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to receive a payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner received directly its beneficial or distributive share of such payment.

The Notes may be redeemed at the option of the Company in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable), if (a) the Company has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, treaties, regulations or rulings of Luxembourg or any political subdivision or any taxing authority thereof or therein affecting taxation, or any change in or amendment to an official application, interpretation, administration or enforcement of such laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of the Prospectus Supplement or (b) any action shall have been taken by any taxing authority, or any action has been brought in a court of competent jurisdiction, in Luxembourg or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above (whether or not such action was taken or brought with respect to the Company) or any change, clarification, amendment, application or interpretation of such laws, treaties, regulations or rulings shall be officially proposed in any case on or after the date hereof, which results in a substantial likelihood that the Company will be required to pay Additional Amounts on the next interest payment date; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be, in the case of a redemption for the reasons specified in (a) above, or there would be a substantial likelihood that the Company would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts. If a payment in respect of the notes were then due the Company shall deliver to the trustee a certificate signed by a duly authorized officer of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent of the right of the Company so to redeem have occurred.

If the payment of Additional Amounts becomes required in respect of the Notes, at least ten days prior to the first Interest Payment Date with respect to which such Additional Amounts will be payable, and at least ten days prior to each date of payment of principal and premium, if any, or interest if there has been any change with respect to the matters set forth in the Officers’ Certificate, the Company will furnish the Trustee and each Paying Agent with an officers’ certificate that shall specify by country the amount, if any, required to be withheld on such payments to holders of Notes or Coupons whether or not they are United States Aliens, and the Company will pay to the Trustee or such Paying Agent the Additional Amounts, if any, required by the terms of the Notes and the Officers’ Certificate. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any officers’ certificate furnished pursuant to Section 6.02 of the Indenture.

As provided in the Indenture, payments due under the Notes will be fully and unconditionally guaranteed by Coca-Cola Enterprises Inc.

If an Event of Default, as defined in the Indenture, with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared, and upon such declaration shall be due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be effected at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series under the Indenture affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture or such Securities and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of an interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series having the same terms as this Note, of authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of € 50,000 and whole multiples of € 50,000. As provided in the Indenture, and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series having the same terms as this Note of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTURED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture and all references in the Indenture to “Security” or “Securities” shall be deemed to include the Notes.

Unless the certificate of authentication hereon has been executed by Deutsche Bank Trust Company Americas, the Trustee under the Indenture, or its successor hereunder, by the manual signature of one of its authorized officers, this Notes shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

BOTTLING HOLDINGS INVESTMENTS LUXEMBOURG COMMANDITE S.C.A.

By:
Name: Joyce King-Lavinder Title: Officer

Attest:

By:
Name: William T. Plybon Title: Officer

[SEAL]

Date: November 8, 2007

TRUSTEES CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

By:
Name: Wanda Camacho Title: Vice President

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. no.)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member broker of the New York, Midwest or Pacific Stock Exchange.